UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2008
AMB PROPERTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-13545	94-3281941

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code 415-394-9000
n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On May 1, 2008, AMB Property, L.P., of which we are the sole general partner, sold $325,000,000 aggregate principal amount of its fixed rate senior unsecured notes under the Series C medium-term note program that it commenced on August 10, 2006. This issuance exhausts the medium-term note program. The notes mature on June 1, 2013 and bear interest at a rate of 6.300% per annum. J.P. Morgan Securities Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Scotia Capital (USA) Inc. acted as agents for the issuance of the notes. Pricing of the notes occurred on April 28, 2008. We have guaranteed the $325,000,000 aggregate principal amount and interest on the notes.
     The notes are subject to prepayment at the option of AMB Property, L.P., at any time in whole or, from time to time, in part, at a price equal to the greater of: (i) 100% of the principal amount of the notes to be prepaid and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the prepayment price) on the notes to be prepaid (exclusive of interest accrued to the date of prepayment) discounted to the date of prepayment on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in the note) plus 50 basis points.
     The estimated net proceeds to AMB Property, L.P. were approximately $322,322,250, after deducting the agents’ commissions of $1,950,000 and anticipated offering expenses of approximately $250,000. AMB Property, L.P. intends to use the net proceeds for general corporate purposes, which may include acquisitions of properties, portfolios of properties or interests in property-owning or real estate-related entities; development activities; the repayment of indebtedness (which may include temporarily reducing borrowings under unsecured credit facilities of AMB Property, L.P.); loans to affiliates; the redemption or other repurchase of outstanding securities; capital expenditures; and increasing its working capital. AMB Property, L.P. is generally engaged in various stages of negotiations for a number of acquisitions, dispositions and other transactions, some of which may be significant, that may include, but are not limited to, individual properties, large multi-property portfolios or property owning or real estate-related entities.
     The fixed rate note and guarantee are attached as Exhibit 4.1 and incorporated in this report by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

4.1	$325,000,000 Fixed Rate Note No. FXR-C-2, attaching the Parent Guarantee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

Date: May 1, 2008	By:	/s/ Tamra D. Browne

Tamra D. Browne Senior Vice President, General Counsel and Secretary
EXHIBIT INDEX

Exhibit No.	Description

4.1	$325,000,000 Fixed Rate Note No. FXR-C-2, attaching the Parent Guarantee.